Exhibit 21

MB FINANCIAL, INC.

SUBSIDIARIES OF MB FINANCIAL, INC.

Subsidiary	Ownership	Jurisdiction

MB Financial Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States

Coal City Capital Trust I	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware

MB Financial Capital Trust I	MB Financial, Inc. owns 100% of the common securities of the trust	Delaware

Ashland Management Agency, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB1200 Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB Deferred Exchange Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB Financial Community Development Corporation	Wholly-owned subsidiary of MB Financial Bank	Illinois

Union Bank, N.A.	Wholly-owned subsidiary of MB Financial, Inc.	United States

MB Financial Insurance, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

MB Center, LLC	Wholly-owned subsidiary of MB Financial Bank	Illinois

The MidCity Insurance Agency, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

LaSalle Systems Leasing, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

Melrose Equipment Company, LLC	Wholly-owned subsidiary of LaSalle Systems Leasing, Inc.	Illinois

LaSalle Business Solutions, LLC	Subsidiary of LaSalle Systems Leasing, Inc.	Illinois

MBRE Holdings, LLC	Wholly-owned subsidiary of MB Financial Bank	Delaware

MB Real Estate Holdings, LLC	Majority owned subsidiary of MBRE Holdings LLC	Delaware

Vision Investment Services, Inc.	Wholly-owned subsidiary of MB Financial Bank	Illinois

Vision Asset Management, Inc.	Wholly-owned subsidiary of Vision Investment Services, Inc.	Illinois

Vision Insurance Services, Inc.	Wholly-owned subsidiary of Vision Investment Services, Inc.	Illinois